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                                   EXHIBIT 21

               SUBSIDIARIES OF GREYSTONE DIGITAL TECHNOLOGY, INC.

                                                                State of
                                                             Incorporation
Name                                                        or Jurisdiction
----                                                        ---------------
Express Capital Acquisition Corporation
  (Doing Business as GreyStone Technology, Inc.)               Delaware